EMPLOYMENT AGREEMENT

The PARTIES to this Employment Agreement are:

1. **TIMBERLINE RESOURCES, CORP.,** an Idaho corporation, whose address is 1100 E. Lakeshore Dr., #301, Coeur d'Alene, Idaho 83814 (the "Company"); and

2. **RANDAL L. HARDY,** whose address is 9915 N. Strahorn Road, Hayden Lake, ID 83835. ("Employee").

The TERMS of this Employment Agreement are as follows:

1. **Definitions.**

1.1 *Company* means Timberline Resources, Corp., an Idaho corporation, and its successors.

1.2 *Disability* means that Employee is unable to actively perform his duties under this Employment Agreement by reason of a medically determinable physical or mental impairment. In the event that there is a dispute as to whether or not Employee is disabled, such dispute shall be submitted to arbitration. The Company and the Employee shall each promptly appoint an arbitrator in writing, and the two arbitrators so appointed shall appoint a third arbitrator. The good faith decision of a majority of the arbitrators shall be binding upon the parties. If, for any reason, after demand, no arbitrator is appointed, the arbitrator or arbitrators shall be appointed by a judge of the District Court of Kootenai County, Idaho upon proper application made by an interested party. The determination by the arbitrators shall be in writing. The arbitrator or arbitrators chosen to resolve a dispute under this section shall all be physicians licensed in the State of Idaho as medical doctors.

1.3 *Effective Date* of this agreement means August 27, 2007 and Employee's start date is also August 27, 2007.

1.4 *Good Reason* shall mean any one or more of the following:

(a) a reduction or diminution in the level of responsibility, title or office of the Employee; or

(b) a reduction in the compensation level of the Employee, taken as a whole; or

(c) forced relocation to another geographic location; or

(d) the failure of the Corporation or any successor corporation to maintain the same

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employment terms with the Employee after the date hereof as were in existence prior to the date hereof; or

(e) a change of control, takeover, merger, or acquisition of the Corporation.

1.5 *Manifest Cause* shall mean any one or more of the following:

(a) the conviction of the Employee on a felony charge;

(b) a gross and willful failure of the Employee to perform the duties necessary to carry out the Employee's responsibilities in a manner consistent with the Employee's performance prior to the date of this Agreement;

(c) dishonest conduct which is intentional and materially injurious to the Corporation.

1.6 *Notice* shall mean a communication in writing. Any notice shall be deemed to have been given and served as of the date of the personal delivery thereof or, in the event that such notice is mailed, as of the date of receipt thereof.

1.7 *Retirement* shall mean that Employee has reached retirement age and has retired from the employment of the Company, whether such retirement is voluntary or mandatory. The retirement age shall be the age of sixty-five (65) years, or such lesser or greater age as the board of directors of the Company may from time-to-time or at any time establish.

1.8 *Voluntary Resignation* shall mean termination by Employee of his employment with the Company that is effected voluntarily for any reason other than disability or retirement.

2. **Prior Agreements.**

There are no prior agreements between Employee and the Company.

3. **Employment.**

The Company hereby employs Employee to perform the duties generally described in this Employment Agreement, and Employee hereby accepts and agrees to such employment on the terms and conditions hereinafter set forth.

3.1 *Term.* Employee's employment and this agreement shall be deemed to have commenced on the Effective Date and shall continue thereafter for a period of three years, renewed annually, unless earlier terminated as herein provided.

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3.2 *Duties*. Employee shall have the title of Chief Executive Officer/Chief Financial Officer (CEO/CFO), shall be a member of the board of directors of the Company, and shall be primarily responsible for all aspects of the Company's business. The Employee will have the title of CEO/CFO until another individual is retained to take over the CFO duties of the Company. At such time a CFO is employed by the Company, the Employee will retain the title and duties of CEO. Despite such titles and responsibility, Employee may engage in other business activities during the term of this Employment Agreement provided such activities do not materially interfere or conflict with the performance of his duties hereunder.

4. **Compensation.**

As compensation for all services rendered to the Company during the term of this Employment Agreement, in whatever capacity rendered, Employee shall have and receive the following compensation:

4.1 *Salary*. The Company shall pay Employee an annual salary of $162,000 during each full year of his employment pursuant to this Employment Agreement, which salary shall be payable in equal bi-monthly payments of $6,750 to be automatically deposited into Employee's bank account as per the payroll procedures of the Company.

4.2 *Signing Bonus*: The Company shall pay Employee a signing bonus of 10,000 shares of Timberline Resources Corp. common stock. Employee is aware the shares cannot be registered for a period of one year under the appropriate SEC guidelines and regulations.

4.3 *Fringe Benefits*. The Company shall pay for (or reimburse Employee for the cost of) health insurance for Employee and Employee's family for so long as Employee is employed by the Company. In addition, the Company shall pay for health insurance for Employee and Employee's family following the termination of Employee's employment by the Company (irrespective of whether Employee is then living), unless such termination is for Manifest Cause, as defined in this Employment Agreement, subject, however, to the following limitations and conditions: (a) the Company shall not be obligated to pay more than $12,000 per year for such insurance; and (b) the Company's obligation to pay for such insurance shall commence as of the expiration of Employee's employment and shall continue for 18 months or until Employee is gainfully employed, whichever comes first.

4.4 *Performance Bonuses and Incentive Compensation*. In addition to salary and fringe benefits, Employee shall be entitled to receive performance bonuses and other incentive compensation subject to the recommendations and approval of the Board of Directors. Additionally, Employee is to receive Incentive Stock Options of 200,000

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shares of the Company per the terms of the Amended 2005 Stock Incentive Plan. These options are to carry over to any subsequent shareholder approved plans or agreements. The options are to be priced at the Company's closing stock price on the Effective Date of this Agreement.

4.5 *Automobiles*. In addition to salary and fringe benefits, the Company shall also pay (or reimburse Employee for) all reasonable gasoline, maintenance and insurance charges and expenses relating to the use of his personal vehicle for Company related use.

5. **Vacations.**

Employee shall be entitled to six weeks of paid vacation each calendar year during the term of this Employment Agreement. Should Employee have any earned but unused vacation time at the expiration of the calendar year in which it was earned, he shall be entitled to carry a maximum of six weeks (or such lesser amount as was earned and is unused) into the next calendar year.

6. **Termination.**

This Employment Agreement and Employee's employment hereunder shall continue as provided in Section 3.1 until terminated as hereinafter provided. Notwithstanding the termination of this Employment Agreement, the parties shall be required to carry out any provisions hereof which contemplate performance by them subsequent to such termination, and such termination shall not affect any liability or other obligation which shall have accrued prior to such termination. This Employment Agreement shall terminate upon the occurrence of any of the following events:

6.1 *Death of Employee*. This Employment Agreement shall automatically terminate without notice upon the death of Employee. The Company shall pay the monthly base salary of Employee to the estate of Employee for 3 years after such death occurs.

6.2 *Retirement and Retirement Benefit*. Employee may retire at any time after Employee has reached retirement age, as herein defined, by giving the Company not less than sixty days written notice of his intent to retire, specifying the date of retirement. The Company shall not be obligated to pay Employee a monthly retirement benefit following his retirement, but shall endeavor in good faith from and after the Effective Date of this Employment Agreement to devise and implement a retirement plan for Employee and other employees of the Company. Employee acknowledges and understands that the Company is under no obligation to devise or implement such a plan. Employee further acknowledges and understands that, if the Company does devise and implement a retirement plan, it may make only partial contributions to the plan and may condition such contributions on the Company's earnings or other benchmarks of financial performance.

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6.3 *Voluntary Resignation.* Employee may voluntarily resign at any time during the term of his employment by the Company, provided that he gives the Company not less than six months written notice of his intention to resign, specifying the effective date of such resignation.

6.4 *Termination of Employment for Manifest Cause.* The Company may terminate the employment of Employee for Manifest Cause, as herein defined, without notice.

6.5 *Termination of Employment other than for Manifest Cause.* The Company may terminate the employment of Employee without Manifest Cause upon three months' written notice. If the Company shall terminate the employment of Employee other than for Manifest Cause, then it shall (a) pay Employee (or Employee's spouse, should Employee die), a severance benefit equal to three years' salary based on Employee's base monthly salary immediately preceding his termination and (b) pay for (or reimburse Employee for the cost of) such medical and dental insurance as Company is then obligated to pay Employee pursuant to Section 4.3 of this Employment Agreement.

6.6 *Termination upon Takeover, Acquisition and/or Change of Control.* This Employment Agreement may be terminated by the Employee for Good Reason, as defined, should a takeover, merger, acquisition or other Change of Control occur. Should such termination occur, all conditions under 6.5 shall be met by the Company.

7. **Insurance.**

The Company reserves the right to acquire insurance on the life or health of Employee, naming the spouse as the beneficiary thereof.

8. **Notices.**

Any notice transmitted by either party to this Employment Agreement to any other party hereto may be served personally upon such other party or mailed to such other party, in the case of the Company, to its registered office; and in the case of Employee, to the address of Employee appearing on the books of the Company or such other address as may be designated in writing by Employee.

9. **Termination of Corporate Office.**

In the event that the employment of Employee hereunder is terminated for any reason and Employee shall hold office as an officer of the Company, such office shall terminate and Employee shall be deemed to have resigned the same automatically and without notice as of the effective date of termination of employment.

10. **General Provisions.**

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10.1 *Venue and Governing Law*. This Employment Agreement is made in accordance with and shall be interpreted and governed by the laws of the State of Idaho. If any action or other proceeding shall be brought on or in connection with this Employment Agreement, the venue of such action shall be in Kootenai County, Idaho.

10.2 *Attorney's Fees*. In the event that it shall become necessary for either of the parties to obtain the services of an attorney in order to enforce the provisions hereof, then, in that event, the defaulting party shall pay the prevailing party all reasonable attorney's fees and all costs incurred in connection therewith, including the costs of any appeal.

10.3 *Assignments*. This Employment Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of the rights or obligations hereunder without first obtaining the written consent of the other party. No assignment or assumption of any obligation hereunder shall relieve either party hereto from liability for any obligation hereunder.

10.4 *Amendment*. No amendment, waiver or modification of this Employment Agreement or of any term or condition hereof shall be valid or effective unless in writing and approved by the Company and Employee.

10.5 *Arbitration*. All disputes arising under this Employment Agreement shall be resolved through arbitration. The arbitration of any dispute hereunder shall be conducted in accordance with the Idaho Uniform Arbitration Act. Except as provided at paragraph 10.2, the cost of any such arbitration shall be borne equally by Employee and the Company.

10.6 *Merger Clause*. This Employment Agreement expresses the full and final purpose and agreement of the parties relating to employment of Employee.

10.7 *Severability*. Each provision of this Employment Agreement shall be considered severable and if, for any reason, any provision hereof or remedy herein provided is determined to be invalid, such invalidity shall not impair the operation or effect of the remaining provisions hereof which are valid.

10.8 *Successors*. Except as expressly provided otherwise herein, all of the rights of the parties hereunder shall inure to the benefit of and all obligations of the parties hereunder shall bind the parties' heirs, personal representatives, successors and assigns.

10.9 *Execution of Documents*. Each of the parties agrees to execute all documents necessary to implement the provisions of this Employment Agreement.

10.10 *No Trust Relationship*. Nothing contained in this Employment Agreement and no action taken pursuant to the provisions of this Employment Agreement shall create or be

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construed to create a trust of any kind, or a fiduciary relationship between the Company and Employee. Any amounts or assets referred to under the provisions of this Employment Agreement shall continue for all purposes to be a part of the general funds of the Company, and no person other than the Company shall by virtue of the provisions of this Employment Agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under this Employment Agreement, such rights shall be no greater than the right of any unsecured creditor of the Company.

10.11 *Descriptive Headings.* Titles to the paragraphs hereof are for information purposes only.

Timberline Resources Corp. hereby irrevocably and unconditionally guarantees the performance by the Corporation of all of its obligations hereunder, including without limitation the payment of all amounts payable by the Corporation to the Employee, and the Employee shall not be required to exhaust its remedies against the Corporation prior to claiming against Timberline Resources Corp. pursuant to this guarantee.

EXECUTED this 27th day of August, 2007, but effective as of the Effective Date.

COMPANY: Timberline Resources Corp., an Idaho corporation

By: ______________________

______________________, its authorized signatory

EMPLOYEE:

____
Randal L. Hardy

TIMBERLINE RESOURCES CORPORATION

AMENDMENT 1 TO EMPLOYMENT CONTRACT

RANDAL L. HARDY

The Employment Agreement dated August 27, 2007 between Timberline Resources Corporation and Randal L. Hardy is hereby amended to include the following sections in order to comply with Section 409A:

6.7. 409A Compliance. Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and operated so that the payment of the compensation and benefits set forth herein shall either be exempt from the requirements of section 409A of the Internal Revenue Code or shall comply with the requirements of such provision. Accordingly, the following rules shall apply:

6.7.1. Separation from Service. The term "termination of employment" shall be interpreted consistent with the term "separation from service" within the meaning of Treasury regulation section §1.409A-1(h), but only to the extent strictly necessary to establish a time of payment for the severance described in Section 6.5(a) (salary continuation) and Section 6.5(b) (medical and dental reimbursement) that complies with section 409A of the Internal Revenue Code, without altering any of the conditions of the arrangement that may cause the Employee's rights to such amounts to become unconditional. Whether a "separation from service" has occurred depends on whether the facts and circumstances indicate that the Company and the Employee reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Employee would perform after such date (whether as an employee or independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36) month period).

6.7.2. Commencement of Severance. Severance benefits described under Section 6.5 shall commence within thirty (30) days of the Employee's separation from service; provided, however, that if on the date of the Employee's separation from service, the Employee is a "specified employee" as defined in Treasury regulation section 1.409-1(i) or such other regulation or guidance issued under Section 409A of the Internal Revenue Code, then payment of the salary continuation described in Section 6.5(a) shall be delayed until the earlier of the first day of the seventh month following the Employee's separation from service or the date of his death, the Executive shall receive the lump sum of the missed payments, together with interest, compounded annually, equal to the prime rate (as published in The Wall Street Journal) in effect as of the separation from service. If the reimbursements for the cost of medical and dental coverage under Section 6.5(b) is taxable to the Employee, then to the extent necessary to avoid a violation of section 409A of the Internal Revenue Code, the Employee shall pay for such coverage for the first six months following his separation from service and shall be reimbursed for such payments on the first day of the seventh month following his separation from service, together with interest, compounded annually, equal to the prime rate (as published in The Wall Street Journal) in effect as of the separation from service.

Dated: December 29, 2008

Randal L. Hardy

John Swallow

Timberline Resources Corporation, Executive Chairman